UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, Grandparents.com, Inc. (the “Company”) entered into amendments effective as of July 1, 2015 (each a “Note Amendment” and collectively the “Note Amendments”) to each of those certain promissory notes dated as of February 26, 2013 (each, a “Promissory Note” and collectively, the “Promissory Notes”) with each of (i) Steven Leber, the Company’s Chairman and Chief Executive Officer, (ii), Meadows Capital LLC, an entity controlled by Dr. Robert Cohen, a member of the Company’s Board of Directors, and (iii) Mel Harris, a member of the Company’s Board of Directors (each, a “Lender”) evidencing loans made by each Lender to the Company to fund operations. Each Promissory Note was issued in the original principal amount of $100,000. Pursuant to the Note Amendments, the maturity date of each Promissory Note was extended until the earlier of (i) July 30, 2015, (ii) the closing of a single transaction (whether debt, equity or a combination of both) that results in aggregate gross proceeds to the Company of $2,000,000 or (iii) the acceleration of the maturity of the Promissory Note upon the occurrence of an Event of Default (as defined in each of the Promissory Notes).

The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Note Amendment to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30. 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Matthew Schwartz
Matthew Schwartz Vice President / Chief Compliance Officer